                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant[ X ]
Filed by a Party other than the Registrant[ ]
Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
       240.14a-12

                   THE BANK OF KENTUCKY FINANCIAL CORPORATION
    -------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    -------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]   No fee required.
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

        1)       Title of each class of securities to which transaction applies:

                 ---------------------------------------------------------------
        2)       Aggregate number of securities to which transaction applies:

                 ---------------------------------------------------------------
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                 ---------------------------------------------------------------
        4)       Proposed maximum aggregate value of transaction:

                 ---------------------------------------------------------------
        5)       Total fee paid:

                 ---------------------------------------------------------------

[   ]  Fee paid previously with preliminary materials.
[   ]  Check box if any part of the fee is offset as provided by Exchange
       Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)       Amount Previously Paid:

                 --------------------------------------
        2)       Form, Schedule or Registration Statement No.:

                 --------------------------------------
        3)       Filing Party:

                 --------------------------------------
        4)       Date Filed:

                 --------------------------------------

                   THE BANK OF KENTUCKY FINANCIAL CORPORATION
                              1065 BURLINGTON PIKE
                            FLORENCE, KENTUCKY 41042
                                 (859) 371-2340


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


         Notice is hereby given that the Annual Meeting of Stockholders of The Bank of Kentucky Financial Corporation ("BKFC") will be held at the Triple Crown Country Club, One Triple Crown Boulevard, Union, Kentucky 41091, on April 20, 2001, at 5:00 p.m. Eastern Daylight Saving Time (the "Annual Meeting"), for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

                  (i) To reelect four directors of BKFC for terms expiring in 2004;

                  (ii) To ratify the selection of Crowe, Chizek and Company LLP as the auditors of BKFC for the current fiscal year; and

                  (iii) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only stockholders of BKFC of record at the close of business on March 16, 2001, will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. The giving of a Proxy does not affect your right to vote in person in the event you attend the Annual Meeting.

                                           By Order of the Board of Directors



Florence, Kentucky                         Rodney S. Cain, Secretary
March 21, 2001

                   THE BANK OF KENTUCKY FINANCIAL CORPORATION
                              1065 BURLINGTON PIKE
                            FLORENCE, KENTUCKY 41042
                                 (859) 371-2340

                                 PROXY STATEMENT

                                     PROXIES

         The enclosed Proxy is being solicited by the Board of Directors of The Bank of Kentucky Financial Corporation, a Kentucky corporation ("BKFC"), for use at the 2001 Annual Meeting of Stockholders of BKFC to be held at the Triple Crown Country Club, One Triple Crown Boulevard, Union, Kentucky 41091, on April 20, 2001, at 5:00 p.m., Eastern Daylight Saving Time, and at any adjournments thereof (the "Annual Meeting"). Without affecting any vote previously taken, the Proxy may be revoked by a stockholder before exercise by executing a later-dated proxy or by giving notice of revocation to BKFC in writing or in open meeting. Attendance at the Annual Meeting will not, of itself, revoke a Proxy.

         Each properly executed Proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:

         FOR the reelection of Rodney S. Cain, Wayne Carlisle, Ruth Seligman-Doering and R. C. Durr as directors of BKFC for terms expiring in 2004; and

         FOR the ratification of the selection of Crowe, Chizek and Company LLP ("Crowe Chizek") as the auditors of BKFC for the current fiscal year.

         Proxies may be solicited by the directors, officers and other employees of BKFC in person or by telephone, telecopy, telegraph or mail. The cost of soliciting Proxies will be borne by BKFC.

         Only stockholders of record as of the close of business on March 16, 2001 (the "Voting Record Date"), are eligible to vote at the Annual Meeting and will be entitled to cast one vote for each common share of BKFC ("Share") owned. BKFC's records disclose that, as of the Voting Record Date, there were 6,158,339 votes entitled to be cast at the Annual Meeting.

         This Proxy Statement is first being mailed to stockholders of BKFC on or about March 21, 2001.


                                  VOTE REQUIRED

ELECTION OF DIRECTORS

         The presence, in person or by proxy, of a majority of the issued and outstanding Shares entitled to vote at the Annual Meeting is necessary to establish a quorum at the Annual Meeting. At the Annual Meeting, four directors are to be elected for terms expiring in 2004. Stockholders may cumulate votes in the election of directors. Cumulative voting enables a stockholder to cast the number of votes such stockholder is entitled to cast times the number of directors to be elected; and each stockholder may cast all votes for any one nominee, or distribute such votes among two or more nominees.

         The four nominees receiving the greatest number of votes will be elected as directors. Shares as to which the authority to vote is withheld and shares held by a nominee for a beneficial owner which are present in person or by proxy but are not voted with respect to the election of directors ("Non-votes") are not counted toward the election of directors or toward the election of the individual nominees specified on the Proxy. If a stockholder has signed and dated a proxy in the form of the enclosed Proxy, but has not voted for the election of directors by marking the appropriate box on the Proxy, such person's Shares will be voted FOR the reelection of Messrs. Cain, Carlisle and Durr and Ms. Seligman-Doering as directors of BKFC for terms expiring in 2004 and will not be treated as Non-votes.

RATIFICATION OF SELECTION OF AUDITORS

         The affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting is necessary to ratify the selection of Crowe Chizek as the auditors of BKFC for the current fiscal year. The effect of a Non-vote or an abstention is the same as a vote against ratification. If a stockholder has signed and dated a proxy in the form of the enclosed Proxy, but has not voted on the ratification of the selection of Crowe Chizek as the auditors by marking the appropriate box on the Proxy, such person's Shares will be voted FOR the ratification of the selection of Crowe Chizek as the auditors of BKFC for the current fiscal year.


              VOTING SECURITIES AND OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the only persons known to BKFC to own beneficially more than five percent of the outstanding Shares as of March 16, 2001:

                               Amount and Nature             Percentage of
Name and Address (1)        of Beneficial Ownership (2)    Shares Outstanding
----------------            -----------------------        ------------------

Rodney S. Cain and
   Jacqueline M. Cain                   929,173 (3)               15.08%

R. C. Durr and
   R. C. Durr Company, Inc.             928,274 (4)               15.05%

-------------------

(1) Mr. and Mrs. Cain, Mr. Durr and R. C. Durr Company, Inc., through Mr. Durr, its sole stockholder, may be contacted in care of BKFC at 1065 Burlington Pike, Florence, Kentucky 41042.

(2) A person is the beneficial owner of Shares if such person, directly or indirectly, has sole or shared voting or investment power over such Shares or has the right to acquire such voting or investment power within 60 days. All Shares are owned with sole voting and investment power by each person listed, unless otherwise indicated by footnote.

(3) Includes 919,657 Shares owned jointly by Mr. and Mrs. Cain and 3,000 Shares that may be acquired upon the exercise of options.

(4) Includes 613,049 Shares owned by R. C. Durr Company, Inc. and 9,000 Shares that may be acquired upon the exercise of options. Mr. Durr is the sole stockholder of R. C. Durr Company, Inc.

         The following table sets forth certain information with respect to the number of Shares beneficially owned by each director of BKFC and by all directors and executive officers of BKFC as a group as of March 16, 2001:

                                                 Amount and Nature of                     Percentage of
Name and Address (1)                             Beneficial Ownership (2)               Shares Outstanding
----------------                                 --------------------                   ------------------

Rodney S. Cain                                        929,173 (3)                            15.08%
Wayne Carlisle                                          7,625 (4)                              .12
Ruth Seligman-Doering                                 110,160 (5)                             1.79
R. C. Durr                                            928,274 (6)                            15.05
Robert D. Fulkerson                                    28,603 (7)                              .46
Harry J. Humpert                                       39,122 (8)                              .63
David E. Meyer                                         87,543 (9)                             1.42
Dr. John E. Miracle                                    85,026 (10)                            1.38
Mary Sue Rudicill                                      71,440 (11)                            1.16
Robert B. Sathe                                       101,270 (12)                            1.64
William E. Snyder                                      33,663 (13)                             .55
Herbert H. Works                                       29,164 (14)                             .47
Robert W. Zapp                                        190,881 (15)                            3.10
All directors and executive officers of
   BKFC as a group (13 persons)                     2,641,944                                42.45

----------------------------

(1) Each of the persons listed in this table may be contacted at the address of BKFC, 1065 Burlington Pike, Florence, Kentucky 41042.

(2) A person is the beneficial owner of Shares if such person, directly or indirectly, has sole or shared voting or investment power over such Shares or has the right to acquire such voting or investment power within 60 days. All Shares are owned with sole voting and investment power by each person listed, unless otherwise indicated by footnote.

(3) Includes 919,657 Shares owned jointly by Mr. Cain and his wife and 3,000 Shares that may be acquired upon the exercise of options.

(4)      Includes 125 Shares that may be acquired upon the exercise of options.

(5) Includes 4,500 Shares that may be acquired upon the exercise of options.

(6) Includes 613,049 Shares owned by R. C. Durr Company, Inc., of which Mr. Durr is the sole stockholder, and 9,000 Shares that may be acquired upon the exercise of options.

(7) Includes 9,375 Shares owned jointly by Mr. Fulkerson and his wife, 450 Shares held by Mr. Fulkerson's wife, 5,832 Shares held by Mr. Fulkerson's wife as custodian for Mr. Fulkerson's daughter, 1,491 Shares allocated to the Burnett Federal Savings Bank Employee Stock Ownership Plan (the "ESOP") account of Mr. Fulkerson, with respect to which Mr. Fulkerson has sole voting but no investment power, and 3,895 Shares that may be acquired upon the exercise of options.

(8) Includes 12,213 Shares owned by Mr. Humpert's wife and 5,250 Shares that may be acquired upon the exercise of options.

(9) Includes 82,293 Shares held in trust, with respect to which Mr. Meyer shares investment power only as co-trustee, and 5,250 Shares that may be acquired upon the exercise of options.

(10) Includes 22,000 Shares owned by Dr. Miracle's wife, 17,100 Shares held in a trust of which Dr. Miracle is the trustee and with respect to which Dr. Miracle has sole voting and investment power and 4,500 Shares that may be acquired upon the exercise of options.

(11) Includes 1,500 Shares owned jointly by Ms. Rudicill and her husband, 13,500 Shares owned by Belleview Sand and Gravel, Inc., of which Ms. Rudicill is Chairman and which is owned by Ms. Rudicill and her husband, and 6,000 Shares that may be acquired upon the exercise of options.

(12) Includes 1,000 Shares held by Mr. Sathe as custodian of a family foundation, 1,000 Shares held by Mr. Sathe's son and 5,250 Shares that may be acquired upon the exercise of options.

         (Footnotes continued on next page)

(13) Includes 7,500 Shares that may be acquired upon the exercise of options.

(14) Includes 2,000 Shares owned by Boone-Kenton Lumber, of which Mr. Works is the President and owner, and 4,500 Shares that may be acquired upon the exercise of options.

(15) Includes 43,715 Shares owned jointly by Mr. Zapp and his wife, 8,244 Shares held by Mr. Zapp's wife as custodian for Mr. Zapp's three children, 43,584 Shares owned by his wife, 3,190 Shares allocated to Mr. Zapp's ESOP account, with respect to which Mr. Zapp has sole voting but no investment power, and 7,200 Shares that may be acquired upon the exercise of options.


                               BOARD OF DIRECTORS

ELECTION OF DIRECTORS

         The Amended Articles of Incorporation and By-Laws of BKFC provide for a Board of Directors consisting of not less than nine directors and not more than fifteen directors, divided into three classes. The Board of Directors of BKFC currently consists of twelve directors. The four directors whose terms expire in 2001 have been nominated for reelection as directors of BKFC. Each of such four directors will be elected for a three-year term. In accordance with BKFC's By-Laws, any vacancy on the Board of Directors may be filled by the Board of Directors for the remainder of the full term of the directorship. Each of the directors of BKFC is also a director of The Bank of Kentucky, Inc. (the "Bank"), BKFC's only subsidiary.

         The entire Board of Directors of BKFC acts as a Nominating Committee for selecting nominees for election as directors. In accordance with Section 3.3 of the By-Laws of BKFC, nominees for election as directors may be proposed only by the directors or by a stockholder entitled to vote for directors if such stockholder has submitted a written nomination to the Secretary of BKFC by the later of the November 30th immediately preceding the annual meeting of stockholders or the sixtieth day before the first anniversary of the most recent annual meeting of stockholders held for the election of directors (unless the annual meeting is not held on or before the thirty-first day following such anniversary, in which case such written notice must be submitted no later than the close of business on the seventh day following the day on which the notice of the annual meeting is mailed to stockholders). Each such written nomination must state the name, age, business or residence address of the nominee, the principal occupation or employment of the nominee, the number of Shares owned either beneficially or of record by each such nominee and the length of time such Shares have been owned.

         If any nominee is unable to stand for election, the Proxies will be voted for such substitute as the Board of Directors recommends. As of the date of mailing this Proxy Statement, the Board of Directors knows of no reason why any nominee would be unable to serve if elected. Stockholders may cumulate votes in the election of directors.

         The Board of Directors proposes the reelection of the following directors for terms expiring in 2004:

                                                              Director of     Director of the
  Name                       Age       Position(s) Held      BKFC Since (1)     Bank Since
  ----                       ---       ----------------      --------------     ----------

  Rodney S. Cain              62    Secretary and Director        1994             1990
  Wayne Carlisle              59           Director               2000             2000
  Ruth Seligman-Doering       60           Director               1994             1990
  R. C. Durr                  81     Chairman and Director        1994             1990

-----------------------------

(1)      BKFC acquired the Bank in 1995.

         The following directors will continue to serve after the Annual Meeting for the terms indicated:

                                                               Term      Director of     Director of the
  Name                       Age       Position(s) Held       Expires   BKFC Since (1)     Bank Since
  ----                       ---       ----------------       -------   -----------        ----------

  David E. Meyer             66            Director            2002          1994             1991
  John E. Miracle            58            Director            2002          1994             1991
  Mary Sue Rudicill          57            Director            2002          1994             1991
  William E. Snyder          54            Director            2002          1995             1995
  Harry J. Humpert           75            Director            2003          1995             1995
  Robert B. Sathe            54            Director            2003          1994             1990
  Herbert H. Works           72            Director            2003          1994             1992
  Robert W. Zapp             49       President, CEO and       2003          1994             1990
                                           Director

-----------------------------

(1)      BKFC acquired the Bank in 1995.


         Rodney S. Cain has served as the Secretary of the Bank since 1990 and of BKFC since 1994. Mr. Cain is also the Chairman and CEO of Wiseway Supply and has served in that capacity since 1972.

         Wayne Carlisle has been Chairman of the Board of Carlisle Equipment Group, L.P., a wholly owned subsidiary of Maxim Crane Works, since July 1999. Prior to that, Mr. Carlisle was President and CEO of Carlisle Construction for over 40 years.

         Ruth M. Seligman-Doering is currently a director of Charles Seligman Distributing Company, Inc., and has also been its President and CEO since 1992.

         R. C. Durr was one of the founders of Boone State Bank. From the time Boone State Bank was organized in 1971 until Boone State Bank was acquired by Fifth Third Bank in 1985, Mr. Durr was active in the day-to-day management of the activities of the institution. After such acquisition, Mr. Durr served as the Chairman of the Board of Fifth Third Bank of Boone County, the successor to Boone State Bank, until he resigned in order to participate in the organization of the Bank. Mr. Durr has served as the Chairman of the Board of Directors of the Bank since 1990 and of BKFC since 1994.

         David E. Meyer is the President of Wolfpen Associates, a commercial real estate firm; the managing partner of a commercial real estate investment firm, Meyer Realty; the President of Fuller Square Corporation; and the retired President of H. Meyer Dairy Company.

         John E. Miracle, D.M.D., had a private dental practice for thirty years. Dr. Miracle retired from practice in September 1999.

         Mary Sue Rudicill has been the Chairman of Belleview Sand and Gravel, Inc., and Gravelview Trucking Company for fifteen years. Ms. Rudicill is a director of Farmer's Mutual Life Insurance Company.

         William E. Snyder has been the Vice President and General Manager of Freightliner Trucks of Cincinnati Incorporated since July 1997. From December 1996 to July 1997, Mr. Snyder was the Manager of Wholesale Operations of Bob Sumerel Tire Co.

         Harry J. Humpert is the President of Humpert Enterprises, Inc., a company which operates Klingenberg's Hardware and Paint in Covington, Kentucky.

         Robert B. Sathe resigned as a Regional Vice President of CIGNA Financial Advisors, Inc., but remained a registered representative until July 31, 2000. He now operates Mid-Central Financial Advisors, a registered investment advisory firm.

         Herbert H. Works has been the President of Boone-Kenton Lumber for the last 25 years.

         Robert W. Zapp was the Executive Vice President and the Senior Loan Officer of Fifth Third Bank of Boone County from January 1982 until June 1988. From June 1988 until January 1990, Mr. Zapp was the President of Fifth Third Bank of Kenton County, formerly Security Bank. Mr. Zapp resigned as President of such institution in order to participate in the organization of the Bank. Currently, Mr. Zapp is the President and the Chief Executive Officer of the Bank and BKFC.

MEETINGS OF DIRECTORS

         The Board of Directors of BKFC met 11 times for regularly scheduled and special meetings during the fiscal year ended December 31, 2000. Each director attended at least 75% of the aggregate of such meetings held during his or her service as a director, except Messrs. Cain and Miracle and Ms. Seligman-Doering.

         The Board of Directors of the Bank met 14 times for regularly scheduled and special meetings during the fiscal year ended December 31, 2000.

COMMITTEES OF DIRECTORS

         The Board of Directors of BKFC has no standing committees. Nominations for election to the Board of Directors are determined by the entire Board of Directors. See "Election of Directors."

         The Board of Directors of the Bank has several committees, including an Audit Committee and a Compensation Committee.

         The members of the Audit Committee are Messrs. Humpert, Works and Meyer and Ms. Rudicill. The Audit Committee met three times in 2000. For a description of the duties of the Audit Committee, see "AUDIT COMMITTEE REPORT."

         The Compensation Committee's functions are to make recommendations to the Board of Directors regarding the President's compensation. The members of the Compensation Committee are Messrs. Meyer and Miracle and Ms. Rudicill. The Compensation Committee met once in 2000.


                               EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to the executive officers of BKFC:

Name                        Age           Position(s) Held
----                        ---           ----------------

R. C. Durr                  81        Chairman of the Board
Robert W. Zapp              49        President and Chief Executive Officer
Rodney S. Cain              62        Secretary
Robert D. Fulkerson         49        Treasurer and Assistant Secretary


         For biographical information regarding each of these executive officers, except Mr. Fulkerson, see "BOARD OF DIRECTORS - Election of Directors."

         Robert D. Fulkerson was Vice President of Fifth Third Bank of Boone County from 1985 until 1990. He served as Vice President of the Bank from 1990 until 1995 and has served as Senior Vice President of the Bank since 1995. He has also been the Assistant Secretary of BKFC since 1996 and its Treasurer since 1998.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

         BKFC does not pay any compensation to its executive officers. Executive officers of the Bank are compensated by the Bank for services rendered to the Bank. Except for the President of the Bank, no director or executive officer of BKFC received more than $100,000 in salary and bonus payments from the Bank during the year ended December 31, 2000. The following table sets forth certain information with respect to compensation paid to the President of the Bank.

                           Summary Compensation Table

                                                                           Long-Term Compensation
                                                                           ----------------------
                                                Annual Compensation (1)            Awards
                                                                           ----------------------      All Other
                                                                            Securities underlying    Compensation
Name and Principal Position         Year         Salary($)      Bonus($)      Options/SARs (#)            ($)
----------------------------------------------------------------------------------------------------------------------

Robert W. Zapp, President          2000           $165,000      $100,000           6,000/-0-            $ 33,353 (2)
    and CEO                        1999           $149,616      $110,000           6,000/-0-            $129,501 (3)
                                   1998           $139,711      $ 87,500           6,000/-0-            $ 67,003 (4)

-----------------------------

(1) Does not include amounts attributable to other miscellaneous benefits. The cost to BKFC of providing such benefits to Mr. Zapp was less than 10% of his cash compensation.

(2) Consists of contributions of $15,300 to the Bank's Profit Sharing Plan for Mr. Zapp's account, a matching contribution to Mr. Zapp's 401(k) plan account of $3,023 and premium payments of $15,030 for a split-dollar life insurance policy. Allocations to Mr. Zapp's ESOP account for fiscal year 2000 have not yet been determined.

(3) Consists of contributions of $12,000 to the Bank's Profit Sharing Plan for Mr. Zapp's account, a matching contribution to Mr. Zapp's 401(k) plan account of $2,646, premium payments of $15,030 for a split-dollar life insurance policy, and the $99,825 value at December 31, 1999, of allocations to Mr. Zapp's ESOP account.

(4) Consists of contributions of $14,400 to the Bank's Profit Sharing Plan for Mr. Zapp's account, a matching contribution to Mr. Zapp's 401(k) plan account of $3,360, premium payments of $13,245 for a split-dollar life insurance policy, and the $35,998 value at December 31, 1998, of allocations to Mr. Zapp's ESOP account.


DIRECTOR COMPENSATION

         Although BKFC and the Bank do not pay regularly established director's fees, each director of the Bank, except Mr. Zapp, received a $500 bonus in December 2000.

STOCK OPTION PLAN

         At the 1997 Annual Meeting of Stockholders of BKFC, the stockholders approved The Bank of Kentucky Financial Corporation 1997 Stock Option and Incentive Plan (the "Stock Option Plan"), providing for the award of options to purchase up to 360,000 Shares, as adjusted for the stock dividend in the nature of a 2-for-1 stock split in April 1998 and the stock dividend in the nature of a 3-for-2 stock split in April 1999 (the "Stock Splits"). Options to purchase 1,000 Shares, 1,500 Shares, 2,250 Shares and 2,250 Shares were awarded in 1997, 1998, 1999 and 2000, respectively, pursuant to the Stock Option Plan to each of the non-employee directors, after adjustments for the Stock Splits. Pursuant to the Stock Option Plan, options to purchase a total of 145,500 Shares have been granted to employees and directors of BKFC and the Bank.

         The following table sets forth information regarding all grants of options to purchase Shares of BKFC made to Mr. Zapp during the fiscal year ended December 31, 2000:

                                      Options/SAR Grants in Last Fiscal Year
                                                                                                              Potential Realizable
                                                                                                             Value at Assumed Annual
                                                                                                              Rates of Stock Price
                                                                                                                  Appreciation
                                                   Individual Grants                                            for Option Term
-----------------------------------------------------------------------------------------------------------  -----------------------
                                                  % of Total Options/
               Number of Securities Underlying      SARs Granted to            Exercise or       Expiration
Name             Options/SARs Granted (#)(1)    Employees in Fiscal Year   Base Price ($/share)     Date        5% ($)      10% ($)
----             ---------------------------    ------------------------   --------------------     ----        ------      -------

Robert W. Zapp            6,000                         17.09%                   $31.50            1/21/10      $51.31      $81.70

----------------------------

(1) Options granted were intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended. One-fifth is exercisable each year for five years beginning on January 21, 2001.


         The following table sets forth information regarding the number and value of unexercised options held by Mr. Zapp at December 31, 2000:

                               Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Values
                      ----------------------------------------------------------------------------------------------------
                                                         Number of Securities Underlying          Value of Unexercised
                          Shares                           Unexercised Options/SARs at        In-the-Money Options/SARs at
                        Acquired on        Value                    12/31/00                        12/31/00 ($)(1)
Name                    Exercise (#)      Realized          Exercisable/Unexercisable          Exercisable/Unexercisable
----                    ------------      --------          -------------------------          -------------------------

Robert W. Zapp              -0-             -0-                   3,600/14,400                      $29,592/$44,388

----------------------------

(1) For purposes of this table, the value of the options was determined by multiplying the number of Shares subject to unexercised options by the difference between the exercise price for the unexercised options and the fair market value of BKFC's Shares, which was $20.50 per Share on December 31, 2000, based on a purchase of BKFC Shares on December 29, 2000. No established trading market for BKFC's Shares existed at December 31, 2000, BKFC's Shares are not traded on any securities exchange and the prices at which its Shares are traded are not quoted by a national quotation service.


COMPENSATION COMMITTEE REPORT

         BKFC is a bank holding company that directly owns all of the outstanding capital stock of the Bank. BKFC's business consists primarily of the business of the Bank. The financial results of BKFC depend primarily upon the Bank's financial results.

         The Compensation Committee of the Board of Directors of the Bank (the "Committee") is composed exclusively of non-employee directors. The committee's philosophy is to tie executive compensation to the achievement of the Bank's goals and the resulting performance of BKFC. The Committee reviews executive performance and compensation and makes recommendations to the full Board of Directors of the Bank for approval.

         The Committee's goal is to accomplish the following specific objectives through the use of base salary and incentive plans:

         (1) Motivate personnel to perform and succeed according to the goals outlined in the Bank's annual profit plan;

         (2) Retain key personnel critical to the long-term success of the Bank; and

         (3) Utilize incentive plans, such as stock options, that reward executives for corporate success and align the interests of management with those of the stockholders.

         BASE SALARY. Base salary is the foundation of the Bank's compensation program, providing income on which the officer can rely, but which is not so large as to eliminate the officer's motivation to work hard to increase stockholder value. An officer's base salary is directly related to his or her position, job responsibilities, performance and contribution to the Bank's success. The Committee reviews peer group information with respect to compensation and company performance on a regional and national basis to ensure salaries are competitive and in line with the industry.

         BONUS PLAN. The Bank also has a bonus compensation plan pursuant to which awards are based on the Bank's achievement of predetermined goals relating to return on average equity and return on average assets, and on the participant's achievement of goals relating to his or her individual contributions to the Bank. Threshold, target and maximum goals for corporate performance are generally established at the beginning of each fiscal year.

         All awards are established as a percentage of each participant's base salary. Percentages differ due to the contribution of the individual to the Bank's success. The senior management bonus plan awards are based solely on the achievement of the Bank's goals.

         STOCK OPTIONS. The Committee annually reviews the appropriateness of granting stock options to the officers, managerial and other key employees of the Bank. The purposes of this long-term incentive compensation are to provide an incentive to officers to promote the success of the business and thereby increase stockholder value, and to attract and retain the best available personnel. The Committee grants options based on an individual's performance and contribution to the Bank's success. All options granted to date to employees have a term of 10 years and may be first exercised to the extent of one-fifth each year commencing one year after the date of grant.

         SECTION 162(m) OF THE INTERNAL REVENUE CODE. Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits a publicly-held corporation, such as BKFC, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer and the four most highly compensated officers of the corporation other than the chief executive officer at the close of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based compensation."

         Although none of the officers of BKFC or the Bank currently receive annual cash compensation near $1 million, the difference between the fair market value of the shares acquired upon the exercise of a non-qualified option and the exercise price is considered compensation in the year of exercise. An option award must meet several requirements to qualify as "performance-based compensation." BKFC has determined that the options to purchase BKFC currently outstanding qualify for exemption from the $1 million limit. Neither BKFC nor the Bank has a policy requiring that all compensation payable in 2001 and thereafter to the covered officers be deductible under Section 162(m). The Board of Directors of both companies will, however, continue to consider carefully the after-tax cost and value to BKFC and the Bank of all compensation.

         CEO COMPENSATION. Robert W. Zapp has been the President and the Chief Executive Officer of the Bank since the Bank opened in August 1990. The committee used the executive compensation policy described above to determine Mr. Zapp's compensation.

         In setting the base salary, cash incentive award and amount of stock options awarded, the Committee made an overall assessment of Mr. Zapp's leadership in achieving the Bank's long-term strategic and business goals. The Bank achieved its corporate goals, including those related to return on equity and return on assets, and Mr. Zapp was determined to have contributed substantially to the Bank's success.

         COMPENSATION COMMITTEE

                  David E. Meyer
                  John Miracle
                  Mary Sue Rudicill

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Board of Directors of the Bank has a Compensation Committee whose members are Messrs. Meyer and Miracle and Ms. Rudicill. None of these members are employees of the Bank or BKFC.

PERFORMANCE GRAPH

         The following line graph compares the yearly percentage change in BKFC cumulative total shareholder return against the cumulative return of a broad index of The Nasdaq National Market and an index of banks with total assets of more than $250 million and less than $500 million. The graph assumes the investment of $100 on December 31, 1995. Cumulative total shareholder return is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price of BKFC common shares at the end and at the beginning of the measurement period; by (ii) the price of BKFC common shares at the beginning of the measurement period.

                            TOTAL RETURN PERFORMANCE

INDEX                                                 12/31/95    12/31/96     12/31/97    12/31/98    12/31/99    12/31/00
----------------------------------------------------------------------------------------------------------------------------
Bank of Kentucky Financial Corporation                  100.00      100.49       132.88      372.53      538.25      354.23
Russell 2000                                            100.00      116.49       142.55      138.92      168.45      163.36
SNL $250M-$500M Bank Index                              100.00      129.85       224.58      201.12      187.11      180.15

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Bank has extended loans to certain of its and BKFC's directors and executive officers, their affiliates and members of their families. All such loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons and did not present more than the normal risk of collectibility or other unfavorable features.

         The Bank has a lease agreement for office premises located at 1065 Burlington Pike with Mr. Durr, R. C. Durr Company, Inc., Mr. Cain, and Mr. Cain's sons, John S. Cain, Rodney C. Cain and David Alfred Cain, each of whom is a lessor under the lease agreement. The annual rental expense under this lease was $178,170 for each of the years ended December 31, 2000, 1999, and 1998. The lease has an initial term of 15 years expiring in 2006 and may, at the option of the Bank, be renewed for three successive five-year periods.

         The Bank has a lease agreement for office premises located on Weaver Road in Boone County, Kentucky, with Ms. Seligman-Doering and Mr. Sathe as lessors under the lease agreement. Total rental expense under this lease was $64,886 for each of the years ended December 31, 2000, 1999 and 1998. The lease has an initial term of 15 years expiring in 2007 and may, at the option of the Bank, be renewed for three successive five-year periods.

         The Bank has a lease agreement for office premises located on Kentucky Highway 18 in Boone County, Kentucky, with William R. Rudicill, the husband of Ms. Rudicill. Total rental expense under this lease was $11,056 for the years ended December 31, 2000 and 1999, and $10,051 for the year ended December 31, 1998. The lease has an initial term of 15 years expiring in 2008 and may, at the option of the Bank, be renewed for three successive five-year periods.

         The Bank has a lease agreement for office premises located on Houston Road in Boone County, Kentucky, with Dr. Miracle, Geraldine G. Miracle, Jennifer
A. Meyer, Maria A. Meyer, Leila L. Meyer, Herbert E. Works, Mark T. Wilson, Nicolette Wilson, Bryan E. Wilson and Josephina Wilson, each of whom is a lessor under the lease agreement. Geraldine Miracle is Dr. Miracle's spouse. Jennifer Meyer, Maria Meyer and Leila Meyer are daughters-in-law of Mr. Meyer. Herbert E. Works is the son of Mr. Works. Mark Wilson, Nicolette Wilson, Bryson Wilson and Josephina Wilson were related to Mr. Works through his former wife. The annual rental expense under this lease was $80,808, $75,912 and $73,467 for the years ended December 31, 2000, 1999 and 1998, respectively. The lease has an initial term of 15 years expiring in 2009 and may, at the option of the Bank, be renewed for three successive five-year periods.

         The Bank has a ground lease agreement for office premises located at 12020 Madison Pike in Nicholson, Kentucky, with Nicholson Properties LLC. R. C. Durr owns 50% of Nicholson Properties LLC. The annual rental expense under this agreement is $24,000. The lease has an initial term of five years expiring in December 2001 and may, at the option of the Bank, be renewed for an additional term of five years at an annual expense of $26,400.

         The Bank has a lease agreement for office premises located on U.S. 42 in Boone County, Kentucky, with Burnett Mortgage Company, LLC, of which Mr. Humpert and Mr. Snyder are members. Total rental expense under this lease was $89,495 for each of the years ended December 31, 2000 and 1999. The lease was effective in May 1998 with an initial term of 15 years and may, at the option of the Bank, be renewed for three successive five-year periods.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the federal securities laws, BKFC's directors and executive officers and persons holding more than ten percent of the outstanding Shares are required to report their ownership of Shares and changes in such ownership to the Securities and Exchange Commission (the "SEC") and BKFC. The SEC has established specific due dates for such reports. Based upon a review of such reports, BKFC must disclose any failures to file such reports timely in proxy statements used in connection with annual meetings of stockholders. The only person known by BKFC who failed to file a report timely was Mr. Sathe, who filed a late Form 4, reporting one transaction.

                              SELECTION OF AUDITORS

         The Board of Directors has selected Crowe Chizek as the auditors of BKFC and the Bank for the current fiscal year and recommends that the stockholders ratify the selection. Crowe Chizek has been the auditor of BKFC since 1995. Management expects that a representative of Crowe Chizek will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

         The affirmative vote of the holders of a majority of the votes cast is necessary to ratify the selection of Crowe Chizek as the auditors of BKFC for the current fiscal year.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF CROWE CHIZEK AS THE AUDITORS FOR THE CURRENT FISCAL YEAR.


                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors of BKFC is comprised of four directors, all of whom are considered "independent" under Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Audit Committee is responsible for overseeing the Company's accounting functions and controls, as well as recommending to the Board of Directors an accounting firm to audit BKFC's financial statements. The Audit Committee has not adopted a charter.

         The Audit Committee received and reviewed the report of Crowe Chizek regarding the results of their audit, as well as the written disclosures and the letter from Crowe Chizek required by Independence Standards Board Standard No.
1. The Audit Committee reviewed the audited financial statements with the management of BKFC. A representative of Crowe Chizek also discussed with the Audit Committee the independence of Crowe Chizek from BKFC, as well as the matters required to be discussed by Statement of Auditing Standards 61. Discussions between the Audit Committee and the representative of Crowe Chizek included the following:

         o Crowe Chizek's responsibilities in accordance with generally accepted auditing standards

         o The initial selection of, and whether there were any changes in, significant accounting policies or their application

         o        Management's judgments and accounting estimates

         o        Whether there were any significant audit adjustments

         o        Whether there were any disagreements with management

         o        Whether there was any consultation with other accountants

         o Whether there were any major issues discussed with management prior to Crowe Chizek's retention

         o Whether Crowe Chizek encountered any difficulties in performing the audit

         o Crowe Chizek's judgments about the quality of BKFC's accounting principles

         o Crowe Chizek's responsibilities for information prepared by management that is included in documents containing audited financial statements

         Based on its review of the financial statements and its discussions with management and the representative of Crowe Chizek, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the SEC.

AUDIT COMMITTEE

         Harry J. Humpert
         Herbert H. Works
         David E. Meyer
         Mary Sue Rudicill

AUDIT FEES

         During the fiscal year ended December 31, 2000, Crowe Chizek billed BKFC $42,000 for professional services in connection with the audit of BKFC's annual financial statements and the review of financial statements included in BKFC's Forms 10-Q.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         During the 2000 fiscal year, BKFC did not incur any fees for professional accounting services to design, implement or manage, hardware or software that collects or generates information significant to BKFC's financial statements.

ALL OTHER FEES

         During fiscal year 2000, BKFC was billed $71,090 in fees for services rendered by Crowe Chizek, for all accounting services other than the services discussed in "Audit Fees" or "Financial Information Systems Design and Implementation Fees." The Audit Committee has determined that the provision of these additional services is compatible with maintaining Crowe Chizek's independence.


                 PROPOSALS OF SECURITY HOLDERS AND OTHER MATTERS

         Any proposals of stockholders intended to be included in BKFC's proxy statement and proxy card for the 2002 Annual Meeting of Stockholders (other than nominations for directors, as explained herein at "BOARD OF DIRECTORS - Election of Directors") should be sent to BKFC by certified mail and must be received by BKFC not later than November 20, 2001. In addition, if a stockholder intends to present a proposal at the 2002 Annual Meeting without including the proposal in the proxy materials related to that meeting, and if the proposal is not received by February 4, 2002, then the proxies designated by the Board of Directors of BKFC for the 2002 Annual Meeting of Stockholders may vote in their discretion on any such proposal any Shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

         Management knows of no other business that may be brought before the Annual Meeting, including matters incident to the conduct of the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on any other matters that may be brought before the Annual Meeting.

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

                                           By Order of the Board of Directors




Florence, Kentucky                         Rodney S. Cain, Secretary
March 19, 2001

                                 REVOCABLE PROXY
                   THE BANK OF KENTUCKY FINANCIAL CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 20, 2001

         The undersigned hereby appoints R. C. Durr and Rodney S. Cain, or either of them, with full powers of substitution and resubstitution, to act as proxy or proxies for the undersigned to vote all shares of common stock of The Bank of Kentucky Financial Corporation (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held on April 20, 2001, at Triple Crown Country Club, One Triple Crown Boulevard, Union, Kentucky 41091, and at any and all adjournments thereof, as directed on the reverse side of this card:

The Board of Directors recommends a vote "FOR" the election of the directors nominated and "FOR" Proposal II.

THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE OF THIS CARD, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NOMINATED AND FOR PROPOSAL II. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

This Proxy shall be deemed terminated and of no further force and effect if the undersigned attends and votes in person at the Meeting or gives written notice of revocation or submits a later-dated proxy received by the Company before the Meeting.

The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of a Notice of the Meeting, a Proxy Statement dated March 19, 2001, and a copy of the 2000 Annual Report to Stockholders.

                     (PLEASE VOTE AND SIGN ON REVERSE SIDE.)

I.   ELECTION OF DIRECTORS:
     For a term expiring in 2004
                         1.  Rodney S. Cain            2.  Wayne Carlisle     ___ FOR all nominees       ___ WITHHOLD AUTHORITY to
                         3.  Ruth Seligman-Doering     4.  R.C. Durr          listed to the left         vote for all nominees
                                                                              (except as                 listed to the left
                                                                              specified below)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s)
of the nominee(s) in the box provided to the right.)                                               ________________________________

(Instructions:  If you wish to vote cumulatively, indicate how you want your votes allocated
among the nominees in the box provided to the right.)                                              ________________________________

II.  The ratification of the appointment of Crowe, Chizek and Company LLP as independent auditors for the Company for the year ended December 31, 2001.

     /  /  FOR         /  /  AGAINST        /  /  ABSTAIN

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

Check appropriate box               Date ______________________, 2001            NO. OF SHARES
Indicate changes below:
Address Change?   /  /          Name Change?   /  /
                                                                                 ---------------------------------
                                                                                 Signature(s) in Box
                                                                                 Please sign exactly as your name appears on this
                                                                                 card. When signing as attorney, executor,
                                                                                 administrator, trustee or guardian, please give
                                                                                 your full title. If shares are held jointly, only
                                                                                 one holder's signature is required.